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Exhibit 10.28

Edwards Lifesciences Corporation
2001 Employee Stock Purchase Plan
For International Employees

(As Amended and Restated on September 13, 2005)

Edwards Lifesciences Corporation
2001 Employee Stock Purchase Plan
For International Employees

(As Amended and Restated on September 13, 2005)

ARTICLE I—PURPOSE

1.01. Purpose

        The Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees is intended to provide a method whereby certain employees of participating subsidiary companies of Edwards Lifesciences Corporation (the "Company") authorized by the Committee (or an officer designated by the Committee pursuant to Section 9.02) to extend the benefits of the Plan to their Eligible Employees will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock.

        The Plan was initially adopted by the Board on February 8, 2001, and subsequently amended and restated by the Board on February 20, 2003 and on September 13, 2005.

ARTICLE II—DEFINITIONS

2.01. Base Pay

        "Base Pay" shall mean regular straight-time earnings plus commissions (where legally permissible and administratively feasible) and payments in lieu of regular earnings and any legally mandated bonus or other pay. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay by the number of regularly scheduled hours of work for such employee during such Offering.

2.02. Change in Control

        "Change in Control" of the Company shall mean the occurrence of any one of the following events:

  (a)
  Any "Person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.02(a), 2.02(c), or 2.02(d) of this Section 2.02) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

  (c)
  The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

  (d)
  The Company's stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

2.03. Code

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

2.04. Committee

        "Committee" shall mean the individuals appointed by the Company to administer the Plan as described in Article IX.

2.05. Company

        "Company" shall mean Edwards Lifesciences Corporation.

2.06. Corporate Affiliate

        "Corporate Affiliate" shall mean any parent or subsidiary corporation or limited liability company of the Company (as determined in accordance with Code section 424) whether now existing or subsequently established.

2.07. Conversion Rate

        "Conversion Rate" shall mean with respect to any non-United States currency, the rate established by the Company's Corporate Treasury Department for purposes of converting such currency to United States dollars.

2.08. Eligible Employee

        "Eligible Employee" means, unless local laws prohibit or require such employee's participation in the Plan, any regular employee of a Participating Company who is scheduled to work 20 or more hours per week. Eligible Employee shall also mean any other employee of a Participating Company to the extent that local law requires the Plan to be extended to such employee. The Committee shall designate the subsidiaries that shall be eligible to participate in the Plan.

2.09. Enrollment Period

        "Enrollment Period" shall mean with respect to any Offering, the period designated by the Committee prior to such Offering during which Eligible Employees may authorize payroll deductions through a Subscription. Unless the Committee determines otherwise, the Enrollment Period with respect to any Offering shall end on the twenty-fifth day of the month immediately preceding the Offering Commencement Date and any Subscription received after such date shall be deemed to be an enrollment in the next following Offering.

2.10. Exchange Act

        "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.11. Fair Market Value

        The "Fair Market Value" of a share of Stock on a given day shall be determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, (a) for any date of determination except the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) for the Purchase Date, Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system on the Purchase Date, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.12. Offering

        "Offering" shall mean the quarterly offering of the Company's Stock, the duration of which shall not exceed twenty seven (27) months.

2.13. Offering Commencement Date

        "Offering Commencement Date" shall mean June 1, 2001 and, unless determined otherwise by the Committee, the first day of each calendar quarter thereafter.

2.14. Offering End Date

        "Offering End Date" shall mean, with respect to each Offering beginning prior to July 1, 2007, the first to occur of the day preceding the second annual anniversary of the Offering Commencement Date or the day preceding July 1, 2007, unless determined otherwise by the Committee prior to the Offering Commencement Date or such date as determined pursuant to Section 6.04. "Offering End Date" shall mean, with respect to each Offering beginning on or after July 1, 2007, the day preceding the first annual anniversary of the Offering Commencement Date, unless determined otherwise by the Committee prior to the Offering Commencement Date or such date as determined pursuant to Section 6.04.

2.15. Participant

        "Participant" shall mean an Eligible Employee who has elected to participate in an Offering by entering a Subscription during the Enrollment Period for such Offering.

2.16. Participating Company

        "Participating Company" shall mean each Corporate Affiliate as may be authorized from time to time by the Committee to extend the benefits of the Plan to their Eligible Employees.

2.17. Plan

        "Plan" shall mean the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees, as amended from time to time.

2.18. Purchase Date

        "Purchase Date" shall mean with respect to any Offering, the last day of each calendar quarter (or such other dates determined by the Committee prior to the Offering Commencement Date or pursuant to Section 6.04) during the period beginning with the Offering Commencement Date for such Offering and ending with the Offering End Date; provided, however, if any such day is not a business day, the Purchase Date shall be the next preceding business date on which shares of Stock are traded.

2.19. Stock

        "Stock" shall mean the common stock, par value $1.00, of the Company.

2.20. Subscription

        "Subscription" shall mean an Eligible Employee's authorization for payroll deductions made in the form and manner specified by the Committee (which may include enrollment by submitting forms, by voice response, internet access or other electronic means). Unless withdrawn earlier in accordance with Section 6.02, each Subscription shall be in effect for the duration of the Offering to which it applies. No more than one Subscription may be in effect for an Eligible Employee during any calendar quarter.

ARTICLE III—ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility

        Any individual who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.

3.02. Leave of Absence

        For purposes of participation in the Plan, a Participant on a leave of absence shall be deemed to be an employee for a period of up to 90 days or, if longer, during the period the Participant's right to reemployment is guaranteed by statute or contract. If the leave of absence is paid, deductions authorized under any Subscription in effect at the time the leave began will continue. If the leave of absence is unpaid, no deductions or contributions will be permitted during the leave. If such a Participant returns to active status within 90 days or the guaranteed reemployment period, as applicable, payroll deductions under the Subscription in effect at the time the leave began will automatically begin again upon the Participant's return to active status, unless the Subscription has expired. If the Participant does not return to active status within 90 days or the guaranteed reemployment period, as applicable, the Participant shall be treated as having terminated employment for all purposes of the Plan. If such terminated Participant later returns to active employment as an Eligible Employee or if a Participant returns to active employment as an Eligible Employee after the Subscription has expired, such individual will be treated as a new employee and will be eligible to participate in Offerings commencing after his or her reemployment date by filing a Subscription during the applicable Enrollment Period for such Offering.

3.03. Restrictions on Participation

        Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Stock: (a) if, immediately after the grant, such employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of the Company's stock (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or (b) which permits the employee's rights to purchase Stock under all employee stock purchase plans of the

Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time such right to purchase Stock is granted) for each calendar year in which such right is outstanding.

        Further, with respect to any Offering, in no event shall an employee be granted a right to purchase in excess of 10,000 shares of Stock, subject to adjustment pursuant to Section 10.03.

3.04. Commencement of Participation

        An Eligible Employee may become a Participant in any Offering by entering a Subscription during the Enrollment Period for such Offering. Payroll deductions for such Offering shall commence on the applicable Offering Commencement Date and shall end on the applicable Offering End Date unless withdrawn by the Participant or sooner terminated in accordance with Article VII. Only one Subscription may be in effect with respect to any Participant at any one time.

3.05. Participation After Rehire

        An Eligible Employee's Subscription will automatically terminate on the date he or she is no longer an employee of any Participating Company. If the Eligible Employee terminates employment with a Subscription in effect with respect to an Offering and is rehired prior to the Offering End Date for that Offering, the Subscription will not be reinstated and the Eligible Employee will not be allowed to again make payroll deductions under such Offering. The Eligible Employee may elect to participate in Offerings commencing after his or her reemployment date by entering a Subscription during the applicable Enrollment Period for such Offering. Notwithstanding the foregoing, an Eligible Employee's transfer from one Participating Company to another shall not terminate such Eligible Employee's Subscription.

3.06. United States Employees/United States Transfers

        Eligible Employees who transfer to a Participating Company from a subsidiary of the Company participating in the Company's stock purchase plan for United States employees may not participate in Offerings which had an Offering Commencement Date prior to such transfer. Such Eligible Employee may participate in Offerings commencing after such transfer by entering a Subscription during the applicable Enrollment Period for such Offering.

        A Participant who transfers from a Participating Company to either the Company, a Corporate Affiliate that is not a Participating Company, or a location that, by local law, prohibits participation in any of the Company's stock purchase plans will be treated as a terminated Participant under this Plan.

ARTICLE IV—OFFERINGS

4.01. Quarterly Offerings

        The Plan commenced with an Offering beginning on June 1, 2001 and, unless determined otherwise by the Committee, will continue in operation with a new Offering commencing on the first day of each calendar quarter thereafter. Eligible Employees may not have in effect more than one Subscription at a time.

        Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

        A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

4.02. Purchase Price

        The purchase price per share of Stock under each Offering shall be the lower of:

  (a)
  85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

  (b)
  85% of the Fair Market Value of the Stock on the Purchase Date.

        Such purchase price may only be paid with accumulated payroll deductions in accordance with Article V.

ARTICLE V—PAYROLL DEDUCTIONS

5.01. Amount of Deduction

        An Eligible Employee's Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than 1% and no more than 12% of Base Pay on each payday that the Subscription is in effect.

5.02. Participant's Account

        All payroll deductions made with respect to a Participant shall be credited to his or her recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account. Unless required by local law, no interest will accrue or be paid on any amount withheld from a Participant's pay under the Plan or credited to the Participant's account. Except as otherwise provided in this Section 5.02, all amounts in a Participant's account will be used to purchase whole shares of Stock and no cash refunds shall be made from such account. Any amounts that are insufficient to purchase whole shares shall be credited to the Participant's account, and added to any fractional amounts resulting on subsequent Purchase Dates. Upon liquidation or other closing of a Participant's account, any fractional amounts shall be paid in cash to the Participant based on the then current Fair Market Value of the Stock. In addition, any amounts that are withheld but unable to be applied to the purchase of Stock because of the limitations of Section 3.03 shall be returned to the Participant without interest and will not be used to purchase shares with respect to any other Offering under the Plan.

5.03. Changes in Payroll Deductions

        During an Offering, a Participant may change his or her level of payroll deduction with respect to such Offering within the limits described in Section 5.01 in accordance with procedures established by the Committee (including, without limitation, rules relating to the frequency of such changes); provided, however, if the Participant reduces his or her payroll deductions to zero, it shall be deemed to be a withdrawal of the Subscription and the Participant may not thereafter participate in such Offering but must wait until the Offering following the second Purchase Date following the withdrawal to resubscribe to the Plan. Any such discontinuance or change in level shall be effective as soon as administratively practicable.

ARTICLE VI—EXERCISE OF RIGHTS TO PURCHASE STOCK

6.01. Automatic Exercise

        A Participant's right to purchase Stock with respect to any Offering will be automatically exercised on each Purchase Date for the Offering. The right to purchase Stock will be exercised by using the accumulated payroll deductions in the Participant's account as of each such Purchase Date to purchase the number of whole shares of Stock that may be purchased at the purchase price on such date, determined in accordance with Section 4.02. If the Participant is paid in a non-United States currency, the Participant's accumulated payroll deductions shall be converted into United States dollars using the Conversion Rate in effect on the Purchase Date.

6.02. Withdrawal From Offering

        A Participant may not withdraw the accumulated payroll deductions in his or her account during an Offering (unless otherwise required under local law). If the Participant withdraws his or her Subscription with respect to any Offering, the accumulated payroll deductions in the Participant's account at the time the Subscription is withdrawn will be used to purchase shares of Stock at the next Purchase Date for the Offering to which the Subscription related, in accordance with Section 6.01 (unless otherwise required under local law). Notwithstanding the foregoing, in the event a Participant withdraws his or her Subscription with respect to an Offering and terminates his or her employment prior to the next Purchase Date for which the Participant's accumulated payroll deductions would be used to purchase shares of Stock, then Participant's accumulated payroll deductions shall be refunded to Participant in accordance with Section 7.02.

6.03. Delivery of Stock

        Stock purchases under the Plan will be held in an account in the Participant's name in uncertificated form unless certification is requested by the Participant. Furthermore, Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

6.04. Change in Control

        If pursuant to a Change in Control rights to purchase Stock are not assumed or otherwise continued in full force and effect, then each right to purchase Stock under each Offering in effect at the time of the Change in Control shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Offering in which such Change in Control occurs to the purchase of whole shares of Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Stock on the start date of the applicable Offering or (ii) the Fair Market Value per share of Stock immediately prior to the effective date of such Change in Control.

ARTICLE VII—WITHDRAWAL

7.01. Effect on Subsequent Participation

        The Committee shall have the authority to decide the Participant's eligibility to participate in any succeeding Offering if Participant withdraws from an Offering.

7.02. Termination of Employment

        Upon termination of the Participant's employment for any reason that results in the Participant not qualifying as an Eligible Employee, any Subscription then in effect will be deemed to have been withdrawn and any payroll deductions credited to the Participant's account will be promptly refunded to such Participant in the currency in which such Participant is paid by his or her Participating Company.

ARTICLE VIII—STOCK

8.01. Maximum Shares

        The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.03, shall be 650,000 shares. If the total number of shares for which rights to purchase Stock are exercised on any Purchase Date exceeds the maximum number of shares available for issuance, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

8.02. Participant's Interest in Rights to Purchase Stock

        The Participant will have no interest in Stock covered by a right to purchase Stock under the Plan until such right has been exercised.

ARTICLE IX—ADMINISTRATION

9.01. Appointment of Committee

        The Company's Board of Directors shall appoint a Committee to administer the Plan. No member of the Committee who is not an Eligible Employee shall be eligible to purchase Stock under the Plan.

9.02. Authority of Committee

        Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee shall also have the authority to determine if and when the employees of Corporate Affiliates organized or acquired after the Effective Date shall be eligible for participation in the Plan. The Committee may delegate to an officer its authority under this Section 9.02 to determine if and when the employees of a Corporate Affiliate shall be eligible or ineligible for participation in the Plan.

9.03. Rules Governing the Administration of the Committee

        The Company's Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.04. Statements

        Each Participant shall receive a statement of his account showing the number of shares of Stock held and the amount of cash credited to such account. Such statements will be provided as soon as administratively feasible following the end of each calendar quarter.

ARTICLE X—MISCELLANEOUS

10.01. Transferability

        Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a right to purchase Stock or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. During a Participant's lifetime, rights to purchase Stock that are held by such Participant shall be exercisable only by that Participant.

10.02. Use of Funds

        All payroll deductions received or held by the Participating Company under this Plan may be used by the Participating Company for any corporate purpose and the Participating Company shall not be obligated to segregate such payroll deductions; provided, however, such amounts shall be held in trust or otherwise segregated from the Participating Company's general assets to the extent required under local law.

10.03. Adjustment Upon Changes in Capitalization

        In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, spin-off, or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding rights to purchase Stock, (c) the maximum number of shares of Stock that can be purchased by a Participant with respect to any Offering and (d) the appropriate market value and other price determinations applicable to rights to purchase Stock. The Committee shall make all determinations under this Section 10.03, and all such determinations shall be conclusive and binding.

10.04. Amendment and Termination

        The Company's Board of Directors shall have complete power and authority to terminate or amend the Plan at any time and for any reason. Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Stock, unless determined otherwise by the Company's Board of Directors. Upon termination of the Plan, the Company's Board of Directors shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase Stock or to determine that such rights shall not be exercised.

10.05. Effective Date

        This Plan became effective as of June 1, 2001.

10.06. No Employment Rights

        The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment with the Company or any Corporate Affiliate, and it shall not be deemed to interfere in any way with the right of the Company or any Corporate Affiliate employing such person to terminate, or otherwise modify, an employee's employment at any time.

10.07. Effect of Plan

        The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

10.08. Governing Law

        The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

APPENDIX A
LIST OF PARTICIPATING COMPANIES

        Following is a list of Participating Companies as of September 13, 2005:

Name	Country
Edwards Lifesciences Pty. Ltd.	Australia
Edwards Lifesciences Austria GmbH	Austria
Edwards Lifesciences S.P.R.L.	Belgium
Edwards Lifesciences (Canada) Inc.	Canada
Edwards Lifesciences World Trade (Shanghai) Co., Ltd.	China
Edwards Lifesciences Nordic AB	Finland, Norway, Sweden
Edwards Lifesciences SAS	France
Edwards Lifesciences Germany GmbH	Germany
Edwards Lifesciences Holding Germany GmbH	Germany
Edwards Lifesciences Services GmbH	Germany
Edwards Lifesciences Hellas, EPE	Greece
Edwards Lifesciences AG	Switzerland, Czech Republic,
Edwards Lifesciences P.V.T. Ltd	Israel
Edwards Lifesciences Italia SpA	Italy
Edwards Lifesciences Limited	Japan
Edwards Lifesciences Korea Co. LTD	Korea
Edwards Lifesciences Mexico, S.A. de C.V.	Mexico
Edwards Lifesciences Corporation of Puerto Rico	Puerto Rico
Edwards Lifesciences Export (Puerto Rico) Corporation	Puerto Rico
Edwards Lifesciences Sales Corporation	Puerto Rico
Edwards Lifesciences World Trade Corporation	Singapore, Taiwan
Edwards Lifesciences (Singapore) Pte Ltd.	Singapore
Edwards Lifesciences South Africa Pty. LTD	South Africa
Edwards Lifesciences, S.L.	Spain
Edwards Lifesciences (Thailand) Ltd.	Thailand
Edwards Lifesciences B.V.	The Netherlands
Edwards Lifesciences Services B.V.	The Netherlands
Edwards Lifesciences Limited	United Kingdom

ADDENDUM FOR PARTICIPANTS
IN JAPAN EMPLOYED BY
EDWARDS LIFESCIENCES LIMITED

Effective February 20, 2003

        For purposes of Eligible Employees of Edwards Lifesciences Limited, the Company's subsidiary in Japan, the following terms shall apply and replace any similar provisions in the Plan document. To the extent there is a conflict between the terms of the Plan document and this Addendum, this Addendum shall govern. Otherwise, the terms of the Plan document shall control.

2.12 Offering

        "Offering" shall mean the annual offering on July 1 of each year of the Company's Stock, the duration of which shall not exceed twenty seven (27) months.

2.13 Offering Commencement Date

        "Offering Commencement Date" shall mean July 1 of each year, unless determined otherwise by the Committee.

4.01 Annual Offerings

        The Plan shall consist of annual Offering commencing on July 1 of each calendar year. Eligible Employees may not have in effect more than one Subscription at a time.

        Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

        A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

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Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan For International Employees
Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan For International Employees
ARTICLE I—PURPOSE
ARTICLE II—DEFINITIONS
ARTICLE III—ELIGIBILITY AND PARTICIPATION
ARTICLE IV—OFFERINGS
ARTICLE V—PAYROLL DEDUCTIONS
ARTICLE VI—EXERCISE OF RIGHTS TO PURCHASE STOCK
ARTICLE VII—WITHDRAWAL
ARTICLE VIII—STOCK
ARTICLE IX—ADMINISTRATION
ARTICLE X—MISCELLANEOUS
APPENDIX A LIST OF PARTICIPATING COMPANIES
ADDENDUM FOR PARTICIPANTS IN JAPAN EMPLOYED BY EDWARDS LIFESCIENCES LIMITED
Effective February 20, 2003